DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada

Document Number 20080060371-27
Filing Date and Time 01/29/2008 4:00 PM
Entity Number E0056242008-6

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	FOXMOOR HOLDINGS CORP
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: ROBERT M. TERRY Street Address: 3493 LONG DRIVE; City: MINDEN; NEVADA; Zip Code: 89423 Optional Mailing Address: ; City: ; State: ; Zip Code:
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 105,000,000; Par value: $ 0.001; Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: VINCENT SIMONELLI Street Address: 11300 West Olympic Boulevard, Suite 800; City: Los Angeles; State: California; Zip Code: 90064 2. Name: Street Address: ; City: ; State: ; Zip Code: 3. Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Name: Christopher Dieterich; Signature: [signature] Address: 11300 West Olympic Boulevard, Suite 800; City: Los Angeles; State: California; Zip Code: 90064
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company; Date: January 29, 2008

This form must be accompanied by appropriate fees. See attached fee schedule.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **FOXMOOR HOLDINGS CORP.** did on January 29, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 29, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk